As filed with the Securities and Exchange Commission on September 19, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EASYLINK SERVICES INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3645702
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

6025 The Corners Parkway, Suite 100

Norcross, Georgia  30092

(Address of Principal Executive Offices, Including Zip Code)

2005 STOCK INCENTIVE PLAN

(Full title of the Plan)

Glen E. Shipley	Copy to:
Chief Financial Officer	Larry W. Shackelford, Esq.
EasyLink Services International Corporation	Troutman Sanders, LLP
6025 The Corners Parkway, Suite 100	Bank of America Plaza
Norcross, Georgia 30092	600 Peachtree Street, N.E., Suite 5200
(678) 533-8000	Atlanta, Georgia 30308
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service.)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, $0.01 par value per share	2,500,000 shares	$3.56	$8,900,000	$273.24

(1)       This Registration Statement also covers such indeterminable number of additional shares as may be issued to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

(2)       Computed solely for the purpose of determining the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, based on the average high and low prices of Class A Common Stock, as reported on the Nasdaq SmallCap Market on September 18, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)                                  the Registrant’s Annual Report on Form 10-K for the year ended July 31, 2006, filed with the Commission on October 30, 2006 (File No. 000-24996);

(b)                                 the Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2006, filed with the Commission on December 14, 2006, the Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2007, filed with the Commission on March 15, 2007, and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2007, filed with the Commission on June 5, 2007 (File No. 000-24996);

(c)                                  the Registrant’s Current Reports on Form 8-K, filed with the Commission on October 24, 2006, December 22, 2006, December 22, 2006, January 19, 2007, January 24, 2007, March 6, 2007, March 8, 2007, March 16, 2007, March 22, 2007, April 25, 2007, May 9, 2007, June 7, 2007, July 9, 2007, July 10, 2007, August 21, 2007 and September 4, 2007 (File No. 000-24996);* and

(d)                                 the description of the Registrant’s Class A Common Stock contained in the Registrant’s Rule 424 prospectus filed with the Commission on June 18, 1997, including any amendments or reports filed for the purpose of updating such description.

*                                         Certain of these reports contain information furnished under Item 2.02 and/or Item 7.01 of Form 8-K which, pursuant to General Instruction B(2) and (6) of Form 8-K, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act and as to which we are not subject to the liabilities imposed by that section.  We are not incorporating and will not incorporate by reference into supplements to this prospectus any past or future information or reports furnished or that will be furnished under Item 2.02 and/or Item 7.01 of Form 8-K.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that we are not incorporation any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (unless otherwise indicated).

Item 6.           Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative, other than action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of the action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Section 145 thus makes provision for indemnification in terms sufficiently broad to cover officers and directors, under certain circumstances, for liabilities arising under the Securities Act.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Article VII of the Registrant’s Bylaws and Article Seventh of the Registrant’s Amended and Restated Certificate of Incorporation, as further amended, both provide that the Registrant shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, each person that Section 145 grants a corporation power to indemnify. The Registrant’s Bylaws and Amended and Restated Certificate of Incorporation, as further amended, further provide that no director shall be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (i) a breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the DGCL, or (iv) a transaction from which the director derived an improper personal benefit, and that it is the intention of the foregoing provisions to eliminate the liability of the Registrant’s directors to the Registrant and its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL.

The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act.

Item 8.           Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit Number	Description
4.1

Relevant portions of the Registrant’s Amended and Restated Certificate of Incorporation and Bylaws (incorporated by reference to the Registrant’s registration statement on Form S-3, as filed with the Securities and Exchange Commission on September 19, 2007 (File no. 333-146165))

4.2

Certificate of Designations — Series C Preferred Stock (incorporated by reference to Amendment No. 1 to the Registrant’s registration statement on Form S-3, as filed with the Securities and Exchange Commission on February 8, 2000 (File no. 333-93301))

4.3

Certificate of Designations — Series D Preferred Stock (incorporated by reference to Amendment No. 1 to the Registrant’s registration statement on Form S-3, as filed with the Securities and Exchange Commission on February 8, 2000 (File no. 333-93301))

4.4

Specimen Certificate for Class A Common Stock (incorporated by reference to the Registrant’s registration statement on Form S-3, as filed with the Securities and Exchange Commission on September 19, 2007 (File no. 333-146165))

4.5

Form of Registration Rights Agreement, dated April 30, 2003, among the Registrant and the purchasers of shares of class A common stock identified therein (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 2, 2003)

4.6

Form of Registration Rights Agreement, dated April 30, 2003, among the Registrant and Blue Water Venture Fund II, L.L.C. (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 2, 2003)

4.7

Form of Securities Purchase Agreement, dated as of April 15, 2004, by and among the Registrant and the purchasers named therein (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 20, 2004)

4.8	Form of Warrant Agreement, dated as of April 20, 2004 (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 20, 2004)

4.9

Form of Registration Rights Agreement, dated as of April 20, 2004, by and among the Registrant and the purchasers named therein (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 20, 2004)

4.10

Form of Registration Rights Undertaking, dated as of June 22, 2004, by the Registrant in favor of the shareholders of Electronic Commerce Systems, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 22, 2004)

4.11

Securities Purchase Agreement, dated as of May 3, 2007, by and among the Registrant and the Purchasers identified on the signature pages thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 9, 2007)

4.12

Amendment to Securities Purchase Agreement, dated as of August 20, 2007, by and among the Registrant and the Purchasers identified on the signature pages thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 21, 2007)

5.1	Opinion of Troutman Sanders LLP as to the legality of the securities being registered

23.1	Consent of Tauber & Balser, P.C.

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of Grant Thornton LLP

23.4	Consent of KPMG LLP

23.5	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

*                                         Omitted pursuant to Rule 437 under the Securities Act.  The Registrant’s financial statements and the related financial statement schedule as of July 31, 2004 and for the year then ended, incorporated in this Registration Statement by reference, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm (“D&T”).  However, the Registrant has been unable to obtain the written consent of D&T with respect to the incorporation by reference of such financial statements in this Registration Statement.  Therefore, the Registrant has dispensed with the requirement to file the written consent of D&T in reliance upon Rule 437 under the Securities Act.  As a result, you may not be able to recover damages from D&T under Section 11 of the Securities Act for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the aforementioned financial statements of the Registrant, which are incorporated in this Registration Statement by reference.

Item 9.           Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)             To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 19th day of September, 2007.

EASYLINK SERVICES INTERNATIONAL CORPORATION
By:	/s/ Thomas J. Stallings
Thomas J. Stallings
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Stallings and Glen E. Shipley, and each of them individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of class A common stock on Form S-8 and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated:

Signature	Title	Date

/s/ Thomas J. Stallings	Chief Executive Officer and Director	September 19, 2007
Thomas J. Stallings	(Principal Executive Officer)

/s/ Glen E. Shipley	Chief Financial Officer (Principal	September 19, 2007
Glen E. Shipley	Financial and Accounting Officer)

/s/ Richard J. Berman	Director	September 19, 2007
Richard J. Berman

/s/ Donald R. Harkleroad	Director	September 19, 2007
Donald R. Harkleroad

/s/ Kim D. Cooke	Director	September 19, 2007
Kim D. Cooke

/s/ Paul D. Lapides	Director	September 19, 2007
Paul D. Lapides

/s/ Arthur R. Medici	Director	September 19, 2007
Arthur R. Medici

/s/ John S. Simon	Director	September 19, 2007
John S. Simon

/s/ Joseph W. Zalewski	Director	September 19, 2007
Joseph W. Zalewski

EXHIBIT INDEX

Exhibit Number	Description
4.1

Relevant portions of the Registrant’s Amended and Restated Certificate of Incorporation and Bylaws (incorporated by reference to the Registrant’s registration statement on Form S-3, as filed with the Securities and Exchange Commission on September 19, 2007 (File no. 333-146165))

4.2

Certificate of Designations — Series C Preferred Stock (incorporated by reference to Amendment No. 1 to the Registrant’s registration statement on Form S-3, as filed with the Securities and Exchange Commission on February 8, 2000 (File no. 333-93301))

4.3

Certificate of Designations — Series D Preferred Stock (incorporated by reference to Amendment No. 1 to the Registrant’s registration statement on Form S-3, as filed with the Securities and Exchange Commission on February 8, 2000 (File no. 333-93301))

4.4

Specimen Certificate for Class A Common Stock (incorporated by reference to the Registrant’s registration statement on Form S-3, as filed with the Securities and Exchange Commission on September 19, 2007 (File no. 333-146165))

4.5

Form of Registration Rights Agreement, dated April 30, 2003, among the Registrant and the purchasers of shares of class A common stock identified therein (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 2, 2003)

4.6

Form of Registration Rights Agreement, dated April 30, 2003, among the Registrant and Blue Water Venture Fund II, L.L.C. (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 2, 2003)

4.7

Form of Securities Purchase Agreement, dated as of April 15, 2004, by and among the Registrant and the purchasers named therein (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 20, 2004)

4.8	Form of Warrant Agreement, dated as of April 20, 2004 (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 20, 2004)

4.9

Form of Registration Rights Agreement, dated as of April 20, 2004, by and among the Registrant and the purchasers named therein (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 20, 2004)

4.10

Form of Registration Rights Undertaking, dated as of June 22, 2004, by the Registrant in favor of the shareholders of Electronic Commerce Systems, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 22, 2004)

4.11

Securities Purchase Agreement, dated as of May 3, 2007, by and among the Registrant and the Purchasers identified on the signature pages thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 9, 2007)

4.12

Amendment to Securities Purchase Agreement, dated as of August 20, 2007, by and among the Registrant and the Purchasers identified on the signature pages thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 21, 2007)

5.1	Opinion of Troutman Sanders LLP as to the legality of the securities being registered

23.1	Consent of Tauber & Balser, P.C.

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of Grant Thornton LLP

23.4	Consent of KPMG LLP

23.5	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

*                                         Omitted pursuant to Rule 437 under the Securities Act.  The Registrant’s financial statements and the related financial statement schedule as of July 31, 2004 and for the year then ended, incorporated in this Registration Statement by reference, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm (“D&T”).  However, the Registrant has been unable to obtain the written consent of D&T with respect to the incorporation by reference of such financial statements in this Registration Statement.  Therefore, the Registrant has dispensed with the requirement to file the written consent of D&T in reliance upon Rule 437 under the Securities Act.  As a result, you may not be able to recover damages from D&T under Section 11 of the Securities Act for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the aforementioned financial statements of the Registrant, which are incorporated in this Registration Statement by reference.